Exhibit 99.1

Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2006 Earnings

MANSFIELD, PENNSYLVANIA— July 19, 2006 - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the second quarter of 2006.

Net income for the three months ended June 30, 2006 was $1,486,000, which compares to $1,313,000 for the same period last year. This represents an increase of 13.2%. On a year to date basis, net income was $2,762,000 compared with $2,580,000 last year, an increase of 7.1%. Earnings per share for the year are $.98 compared with $.90 for the first six months of 2005, representing an increase of 8.9%.

Return on equity for the six months ended June 30, 2006 and 2005 was 12.75% and 12.52%, respectively. For the three months ended June 30, 2006, return on equity was 13.55% compared with 12.63% for the same period in 2005. Income before taxes has increased from $3,283,000 for the first six months in 2005 to $3,420,000 in 2006, an increase of $137,000. Excluding the provision for loan losses, income before taxes increased $257,000, representing a 7.8% increase. Due to tax planning strategies using tax-exempt investments and loans, the provision for income taxes decreased from $703,000 last year to $658,000 this year, a savings of $45,000.

CEO and President Randall E. Black stated, “The interest rate environment continues to be less than favorable for our bank as well as others that are dealing with the same challenges. The sustained flat yield curve continues to put pressure on our interest rate margin as the Federal Reserve has maintained its policy of monetary tightening by increasing short-term interest rates. However, we have been able to produce positive financial performance through cost control and managing our effective tax rate, while expanding our franchise into Wellsville, New York.”

Since June of last year, total assets have increased $43.8 million, or 8.6%. At the end of June, total assets were $550.9 million compared to $507.1 million last June. Net loans have increased $30.1 million since last June, an increase of 8.2%. Deposits have increased $15.5 million and borrowed funds have increased $27.9 million to fund the overall growth in assets.

Stockholders’ Equity, excluding accumulated other comprehensive income, has increased $2.3 million, or 5.5% since last June. There have been 34,247 shares of treasury stock repurchased during 2006 since the Board of Directors approved a stock repurchase plan on January 17, 2006. Book value per share at June 30, 2006 was $15.60 compared with $14.76 last year, an increase of 5.7%. In June, a cash dividend of $.215 per share was declared and will be paid to shareholders on July 28, 2006 to record holders as of July 14, 2006. This represents an increase of 4.9%. Additionally, a 1% stock dividend will be distributed July 28, 2006 to shareholders of record as of July 14th.

Mr. Black noted that “construction is well under way on our new branch in Wellsville, New York. We expect a completion date during the fourth quarter of this year and continue to be optimistic about our potential to grow our bank in New York.”

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2006	2005	2005
ASSETS:
Cash and due from banks:
Noninterest-bearing	$10,925	$8,498	$8,607
Interest-bearing	6	111	101
Total cash and cash equivalents	10,931	8,609	8,708

Available-for-sale securities	101,864	102,602	91,947

Loans (net of allowance for loan losses: 2006, $3,623; December 31, 2005	397,765	379,139	367,684
$3,664; and June 30, 2005 $3,692)
Premises and equipment	12,199	12,305	12,493
Accrued interest receivable	2,109	2,164	1,895
Goodwill	8,605	8,605	8,605
Core deposit intangible	503	684	973
Bank owned life insurance	7,889	7,743	7,598
Other assets	9,113	7,390	7,244

TOTAL ASSETS	$550,978	$529,241	$507,147

LIABILITIES:
Deposits:
Noninterest-bearing	$50,289	$50,600	$46,764
Interest-bearing	387,620	379,199	375,668
Total deposits	437,909	429,799	422,432
Borrowed funds	67,116	52,674	39,199
Accrued interest payable	1,739	1,862	1,599
Commitment to purchase investments	-	752	-
Other liabilities	2,690	2,593	2,716
TOTAL LIABILITIES	509,454	487,680	465,946
STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares; issued 2,965,257 shares in
2006 and at December 31, 2005 and 2,937,519 shares at June 30. 2005	2,965	2,965	2,938
Additional paid-in capital	11,359	11,359	10,804
Retained earnings	32,809	31,251	30,324
TOTAL	47,133	45,575	44,066
Accumulated other comprehensive loss	(2,357)	(1,540)	(391)
Less: Treasury Stock, at cost 152,962 shares for 2006, 118,715 shares at
December 31, 2005 and 97,262 shares at June 30, 2005	(3,252)	(2,474)	(2,474)
TOTAL STOCKHOLDERS' EQUITY	41,524	41,561	41,201
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$550,978	$529,241	$507,147

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$6,894	$6,105	$13,413	$12,024
Investment securities:
Taxable	879	749	1,698	1,541
Nontaxable	221	124	447	242
Dividends	82	55	149	106
TOTAL INTEREST INCOME	8,076	7,033	15,707	13,913
INTEREST EXPENSE:
Deposits	2,722	2,256	5,323	4,425
Borrowed funds	876	379	1,539	757
TOTAL INTEREST EXPENSE	3,598	2,635	6,862	5,182
NET INTEREST INCOME	4,478	4,398	8,845	8,731
Provision for loan losses	60	-	120	-
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,418	4,398	8,725	8,731
NON-INTEREST INCOME:
Service charges	809	746	1,515	1,419
Trust	108	86	237	208
Brokerage	39	55	97	93
Insurance	20	61	56	144
Investment securities gains (losses), net	5	-	(1)	-
Earnings on bank owned life insurance	74	75	146	149
Other	136	112	273	224
TOTAL NON-INTEREST INCOME	1,191	1,135	2,323	2,237
NON-INTEREST EXPENSES:
Salaries and employee benefits	1,987	1,974	4,023	3,895
Occupancy	276	282	584	585
Furniture and equipment	144	160	296	335
Professional fees	106	131	246	275
Amortization	36	144	180	289
Other	1,188	1,171	2,299	2,306
TOTAL NON-INTEREST EXPENSES	3,737	3,862	7,628	7,685
Income before provision for income taxes	1,872	1,671	3,420	3,283
Provision for income taxes	386	358	658	703
NET INCOME	$1,486	$1,313	$2,762	$2,580

Earnings Per Share	$0.53	$0.46	$0.98	$0.90
Cash Dividends Per Share	$0.215	$0.205	$0.425	$0.405

Weighted average number of shares outstanding	2,819,620	2,865,637	2,829,915	2,866,810

FINANCIAL HIGHLIGHTS
(UNAUDITED -IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)

	2006	2005
Six Months Ended June 30
Net Income	$2,762	$2,580
Comprehensive Income	1,945	2,025
Per common share data:
Earnings per share	$0.98	$0.90
Cash dividends per share	$0.425	$0.405
Performance Ratios:
Return on average assets (annualized)	1.02%	1.02%
Return on average equity (annualized)	12.75%	12.52%

Three Months Ended June 30
Net Income	$1,486	$1,313
Per common share data:
Earnings per share	$0.53	$0.46
Cash dividends per share	$0.215	$0.205
Performance Ratios:
Return on average assets (annualized)	1.09%	1.04%
Return on average equity (annualized)	13.55%	12.63%

At June 30
Assets	$550,978	$507,147
Investment securities:
Available for sale	101,864	91,947
Loans (net of unearned income)	401,388	371,376
Allowance for loan losses	3,623	3,692
Deposits	437,909	422,432
Stockholders' Equity	41,524	41,201
Non-performing assets	2,954	2,806
Average Leverage Ratio	7.86%	7.94%
Per common share data:
Book value	$15.60	$14.76
Market value (average of bid/ask price)	$22.30	$21.35
Market price to book value ratio	142.92%	144.69%

	Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

June 30, 2006	$21.60	$23.00	$0.215
March 31, 2006	$21.35	$23.25	$0.210
December 31, 2005	$20.80	$21.00	$0.210
September 30, 2005	$20.10	$20.50	$0.205

June 30, 2005	$21.00	$21.70	$0.205
March 31, 2005	$23.50	$24.25	$0.200
December 31, 2004	$23.65	$24.00	$0.200
September 30, 2004	$21.50	$22.15	$0.195